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SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934, as amended.

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DOR BioPharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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DOR BIOPHARMA, INC.
28101 Ballard Dr., Suite F
Lake Forest, Illinois 60045

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2002

TO THE STOCKHOLDERS:

        The annual meeting of stockholders (the "Annual Meeting") of DOR BioPharma, Inc. (the "Company") will be held at The Hilton O'Hare, O'Hare International Airport, Chicago, Illinois 60666 on May 23, 2002, at 10:00 a.m. (Central Daylight Time), for the following purposes, each as more fully described herein:

  (1)
  To elect nine directors to serve until the next annual meeting of stockholders of the Company or until their respective successors have been duly elected and qualified;

  (2)
  To ratify the appointment of Ernst and Young LLP as the Company's independent auditors for the year ending December 31, 2002;

  (3)
  To transact such other business as may properly come before the Annual Meeting.

        Only stockholders of record at the close of business on March 25, 2002 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting, during regular business hours at the corporate headquarters at the address above.

        Information concerning the matters to be acted upon at the Annual Meeting is included in the accompanying proxy statement.

        Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your shares are represented at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

                      By Order of the Board of Directors

                      Dr. Colin Bier
                       Chairman and Chief Executive Officer

Lake Forest, Illinois
April 26, 2002

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
BE COMPLETED AND RETURNED PROMPTLY

DOR BioPharma, Inc.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

        This Proxy Statement is furnished to stockholders of record of DOR BioPharma, Inc. (the "Company", or "DOR") as of the close of business on March 25, 2002 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 23, 2002.

        Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the ratification of Ernst and Young LLP as the Company's independent auditors for the year ending December 31, 2002, and in accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy by voting in person. Directions to withhold authority for any Director nominees, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

        The Annual Report to Stockholders of the Company (which does not form a part of the proxy solicitation materials), on Form 10-KSB (the "Form 10-KSB") with the financial statements of the Company for the fiscal year ended December 31, 2001, is being distributed concurrently herewith to stockholders.

        The mailing address of the principal executive offices of the Company is 28101 Ballard Rd., Suite F, Lake Forest, IL 60045. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about April 26, 2002.

VOTING SECURITIES

        The Company has two classes of voting securities: common stock and Series B convertible preferred stock. The common stock and Series B convertible preferred stock vote together as a single class. At the Annual Meeting, each stockholder of record of Common Stock at the close of business on March 25, 2002 will be entitled to one vote for each share of common stock owned on that date as to each matter presented at the Annual Meeting. In addition, the series B convertible preferred stock votes on an as converted basis. Accordingly, each stockholder of record on March 23, 2002 of Series B convertible preferred stock will be entitled to 13.55 votes for each share of Series B convertible preferred stock owned as to each matter presented at the Annual Meeting. On March 25, 2002, 20,825,710 shares of Common Stock and 108,442 shares of Series B convertible preferred stock, representing 1,469,404 votes, were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting, during regular business hours at the principal executive offices of the Company at the address specified above.

PROPOSAL 1

ELECTION OF DIRECTORS

        Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nine nominees named below as directors of the Company to serve until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board, as the Board recommends. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

        The Board of Directors currently has nine members, all of whom are nominees for re-election. Each Director will serve until the next annual meeting of stockholders of the Company or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time. Six of the nominees were elected to the Board of Directors by the stockholders at the 2001 annual stockholders meeting on November 29th. Dr. Colin Bier, Peter Kliem and Guy Rico were elected to the Board pursuant to the terms of the merger agreement between the Company and Corporate Technology Development, Inc. ("CTD") approved by the Company's stockholders on November 29, 2001.

        The nine nominees who receive the greatest number of "FOR" votes of the Company's outstanding common stock and Series B convertible preferred stock, voting together as a single class, cast at the Annual Meeting will be elected as directors. As a result, abstentions and broker non-votes will not affect the election of directors. Stockholders are not permitted to cumulate their votes in the election of directors.

Nominees for Election as Directors

        The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by that nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

Election of Directors—Nominees for Election as Directors

Name	Age	Position(s) With Company	Served as Director Since
Colin Bier, Ph.D.	55	Chairman of the Board, Chief Executive Officer	2001
Michael S. Rosen	49	Director, President, Chief Operating Officer	1996
Richard Dunning(2)	56	Director	1997
Steve H. Kanzer(2)	38	Director	1996
Peter Kliem(1)	62	Director	2001
Guy R. Rico(3)	55	Director	2001
Paul D. Rubin, M.D.(3)	48	Director	1997
Kenneth Tempero, M.D, PhD(3)	62	Director	1996
Steven Thornton(1)	44	Director	1998

(1)
Member of Governance Committee.

(2)
Member of Audit Committee.

(3)
Member of Compensation Committee.

        Colin Bier, Ph.D., 55, was elected Chairman of the Board and Chief Executive Officer in December 2001, having previously served as Chairman of the board of directors of CTD since 2000 and as a CTD director since 1998. Since 1989, Dr. Bier has been Managing Director of ABA BioResearch, an independent bioregulatory consulting firm. Prior to founding ABA BioResearch, Dr. Bier was a founder, President and Chief Executive Officer of ITR Laboratories, Inc., a contract research organization. Prior to that, he was Vice President and Director of Experimental Toxicology and Clinical Pathology at Bio-Research Laboratories, Ltd. in Montreal, Quebec, a contract research organization. He is a leading authority on toxicology, pharmaceutical, and biotechnology regulatory and strategic development. Dr. Bier serves as a director of Neurochem, Inc. and Boston Life Sciences, Inc., both public biopharmaceutical companies. Dr. Bier is also the chief executive of the Centre for Translational Research in Cancer R&D of the Sir Mortimer B. Davis—Jewish General Hospital in Montreal, Canada. Dr. Bier is also a Senior Clinical Advisor to TVM TechnoVenture Management. Dr. Bier received his Ph.D. in Experimental Pathology from Colorado State University, and pursued post-doctoral studies as a Medical Research Council Fellow and Dr. Douglas James Fellow in pathology at McGill University.

        Michael S. Rosen, M.B.A., 49, was elected President and Chief Operating Officer by the Board in December 2001, having previously served as President, Chief Executive Officer of the Company, which was formerly known as Endorex Corporation, until its merger with CTD. Mr. Rosen has served as a member of the Board of Directors since August 1996. From January 1995 until August 1996, he was President and Chief Executive Officer of PharmaMar, S.A., a European biotechnology company. From June 1991 until January 1995, Mr. Rosen was General Manager of the northern Latin American businesses for Monsanto Company, a multinational chemical/pharmaceutical company. Mr. Rosen received a B.A. in Sociology/International Relations from Beloit College and an M.B.A. in International Business from the University of Miami. He has undertaken post-graduate courses at Northwestern University and Sophia University in Tokyo, Japan.

        Richard Dunning, 56, has served as a member of the Board of Directors since August 1997. He has been Chairman and Chief Executive Officer of Nexell Therapeutics Inc. since May 1999. Prior to that, he was President and Chief Executive Officer of Nexell since April 1996. Nexell, formerly known as VIMRX Pharmaceuticals Inc., is a leading developer and marketer of innovative diagnostics and ex vivo cell therapies for cancer, autoimmune, metabolic and genetic diseases. Prior to joining Nexell, Mr. Dunning played an instrumental role in the formation of The DuPont Merck Pharmaceutical Company and acted as that organization's Executive Vice President and Chief Financial Officer from 1991 to 1995. Mr. Dunning received a B.S. in Economics and an M.B.A. in Finance from the University of Delaware.

        Steve H. Kanzer, C.P.A., Esq., 38, has served as a member of the Board of Directors since June 1996. From December 1997 until November 29, 2001, Mr. Kanzer was President and Chief Executive Officer of Corporate Technology Development, Inc. Since December 2001, Mr. Kanzer has also been Chairman, Chief Executive Officer and President of Accredited Equities, Inc., a venture capital and investment banking firm based in Miami, and President of several private biopharmaceutical companies also based in Miami. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries, and Senior Managing Director—Head of Venture Capital of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is affiliated with Paramount Capital, Inc. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly traded pharmaceutical research and development company. From 1994 until June 2000, Mr. Kanzer was a founder and Chairman of Discovery Laboratories, Inc., a publicly traded pharmaceutical research and development company. Mr. Kanzer is a member of the board of directors of Atlantic Technology Ventures, Inc., a publicly traded pharmaceutical research and development company. Prior to joining Paramount Capital, Inc., Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985. Mr. Kanzer is a nominee of the Aries Domestic Fund, LP and the Aries Master Fund II to the Board of Directors. Aries Domestic Fund, L.P. and Aries Master Fund II subsequently transferred their right to nominate a member of the Board of Directors to Aries Select, Ltd. and Aries Select I LLC. Both Aries Select, Ltd. and Aries Select I LLC are affiliates of PCAM, PCI, Paramount and Lindsay Rosenwald, M.D.

        Peter Kliem, 62, was elected to the Board of Directors in December 2001, having previously served on CTD's board of directors since 1998. Mr. Kliem is a co-founder, Chief Operating Officer and Executive Vice President of Enanta Pharmaceuticals, Inc., a Cambridge, Massachusetts-based drug discovery company. Prior to establishing Enanta, he worked with Polaroid Corporation for 36 years, most recently in the positions of Senior Vice President of Business Development, Senior Vice President of Electronic Imaging, and Senior Vice President of Research and Development. He serves as a trustee and Vice President of the Boston Biomedical Research Institute and served as the Chairman of PB Diagnostics, Inc. Mr. Kliem earned his M.S. in Chemistry from Northeastern University. Mr. Kliem is a director of Atlantic Technology Ventures, Inc., a public biotechnology company, and he serves as Industry Advisor to TVM Techno Venture Management.

        Guy R. Rico, 55, was elected to the Board of Directors in December 2001, having previously served on CTD's board of directors since 1999. Since 1996, Mr. Rico has been the Managing Director of Financière Tuileries, a management company approved by the Commission des Opérations de Bourse with the purpose of managing the assets repurchased from Union des Assurances de Paris, a leading European insurance company. Financière Tuileries is the European affiliate of Paul Capital Partners, a private equity group with venture capital, leveraged buyout, and mezzanine partnership interests in operating companies and royalty interests in healthcare and pharmaceutical products. Prior to founding Financière Tuileries, Mr. Rico was the director of Compagnie Financière de Rombas, a Paris, France-based publicly-traded holding company and subsidiary of Union des Assurances de Paris. From 1975 to 1985, Mr. Rico was the Head of Equity Research at Union des Assurances de Paris, where he led a team of 11 analysts in the energy and automotive business. From 1990 to 1995, Mr. Rico sat on the Scientific Advisory Board of the Société des Bourses Françaises, the managing body of the French Stock Exchange. Mr. Rico has served on the boards of several companies such as Sidec, Laboratories Pharmygiène Médipole, Superba, Cartier, and Sheaffer. Mr. Rico holds a degree in Engineering from Ecole Centrale and a Masters Degree of Economics and Econometrics from the University of Economics, in Lyon, France. Mr. Rico is also is a Chartered Financial Analyst.

        Paul D. Rubin, M.D., 48, has served as a member of the Board of Directors since November 1997. Since 1999, he has been Executive Vice President for Drug Development at Sepracor, Inc., having previously been Senior Vice President since 1996. He is responsible for managing research and development programs for Sepracor's improved chemical entities portfolio, which includes the management of Discovery Research, Regulatory, Clinical, Preclinical, and Project Management teams. Dr. Rubin also plays a key role in the evaluation of external technology and licensing opportunities. From 1993 to 1996, Dr. Rubin was the Vice President and Worldwide Director of Early Clinical Development and Clinical Pharmacology at Glaxo Wellcome. Prior to Glaxo, Dr. Rubin held various executive research positions at Abbott Laboratories. Dr. Rubin received his M.D. from Rush Medical College in Chicago and completed his residency in Internal Medicine at the University of Wisconsin Hospitals and clinics in Madison, Wisconsin.

        Kenneth Tempero, M.D., Ph.D., M.B.A., 62, served as Chairman of the Board from May 1999 until December 2001 and has served as a member of the Board of Directors since September 1996. Since April 1996, Dr. Tempero has been a principal at KTC, Inc., a consulting company. Prior to that, he served as Chairman and Chief Executive Officer of MGI PHARMA, Inc., a company that focuses on the development and sale of cancer therapeutics and related products. From November 1983 to August 1987, Dr. Tempero held various positions with G.D. Searle & Co., a pharmaceutical company, most recently as Senior Vice President of Research and Development. Dr. Tempero holds M.S. and Ph.D. degrees in Pharmacology from Northwestern University, an M.D. in Medicine and Surgery from Northwestern University and an M.B.A. in Pharmaceutical Marketing from Fairleigh Dickinson University.

        Steven Thornton, 44, has served as a member of the Board of Directors since February 1998. He has served as Executive Vice President of Commercial Development for Elan Pharmaceutical Technologies since December 1997. Prior to joining Elan Pharmaceutical Technologies, Mr. Thornton served from July 1994 as President of Schein Bayer Pharmaceutical Services Inc., a joint venture of Bayer and Schein Pharmaceutical Inc. From 1991 to 1994, he served with Bayer as Region Director with responsibility for pharmaceutical operations in Australia, New Zealand and South Africa. Mr. Thornton graduated with honors from Lancaster University in 1978, receiving a B.A. in applied social psychology. Mr. Thornton is the nominee of the holders of the Company's Series B preferred stock.

Recommendation of the Board of Directors

        The Board of Directors recommends that the Company's stockholders vote "FOR" the election of all of the nominees listed above.

Executive Officers

        Set forth below is information regarding the executive officers of the Company who are not identified in the table entitled "Election of Directors—Nominees for Election as Directors" above.

Name	Age	Position
Steve J. Koulogeorge	42	Controller, Treasurer, Corporate Secretary
Panayiotis P. Constantinides, Ph.D.,	49	Vice President of Research and Development
John McCracken,	50	Vice President of Business Development

        Steve J. Koulogeorge M.B.A., C.P.A., 42, has served as Controller for the Company since September 2000. Mr. Koulogeorge was appointed Treasurer and Secretary to the Company in December, 2001. From 1983 to 1997, Mr. Koulogeorge held several accounting and finance positions with Kraft General Foods, the last of which was Director of Finance at Alliant Foodservice. From 1997 to 2000, Mr. Koulogeorge held several positions with Illinois Tool Works, including Controller of the Industrial Finishing unit. Mr. Koulogeorge received his B.S. in Finance from Drake University and received his M.B.A in Finance from DePaul University. Mr. Koulogeorge is also a Certified Public Accountant in the State of Illinois.

        John McCracken, M.B.A., 50, has served as Vice President, Business Development since February 2001. From 1999 to 2000, Mr. McCracken was Global Operations Director of Life Cycle Management at Pharmacia Corporation, where he directed product life cycle initiatives with global commercial focus, including commercial assessment of drug delivery systems. From 1981 to 1999, Mr. McCracken directed business initiatives for G.D. Searle, where he held several executive positions ranging from Director of International Operations, Senior Director and Assistant to the President and CEO to his last position as Managing Director for Global Operations. Mr. McCracken received his B.A. in Economics from Carleton College and earned his M.B.A. in Finance and Accounting from Northwestern University.

        Panayiotis P. Constantinides, Ph.D., 49, has served as Vice President, Research and Development since January 2001. From 1997 until joining the Company, Dr. Constantinides was Director of Research

at SONUS Pharmaceuticals, where he was responsible for building the company's drug delivery program. From 1995 to 1997, Dr. Constantinides was the Section Head of Formulation Development for Abbott Laboratories' Pharmaceutical Products Division. Dr. Constantinides received a University Diploma in Chemistry from the National and Kapodistrian University and a Ph.D. in Biochemistry from Brown University. He then completed a postdoctoral fellowship in Pharmacology at Yale University and continued as an Associate Research Scientist in the Comprehensive Cancer Center of Yale University School of Medicine. Dr. Constantinides has written 36 publications and filed numerous patents that deal with physicochemical and biopharmaceutical aspects of surfactant micelles, liposomes, emulsions and self-emulsifying drug delivery systems.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of its equity securities, must file initial reports of ownership and reports of changes in ownership of any equity securities of DOR with the Securities and Exchange Commission. Copies of the reports must be furnished to the Company. To the company's knowledge, based solely on review of the copies of such reports furnished to it (and on written representations by certain persons that no such reports were required for them), all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the Company's most recent fiscal year other than Dr. Bier and Mr. Kanzer. Inadvertently, the Form 5 of Dr. Bier, reporting 2 transactions, and Form 5 of Mr. Kanzer, reporting 2 transactions, for fiscal year 2001 were filed late.

Board and Committee Meetings

        During the year ended December 31, 2001, the Board of Directors held seven meetings. During 2001, each of the current members of the Board of Directors, other than Steve Thornton, attended at least 75 percent of all of the Board meetings, while a director of the Company, and meetings of the committees on which he served, while a member of those committees. In addition to formal meetings, the Board of Directors and the members of the Executive, Strategy, Merger & Acquisition ("SM&A"), Audit and Compensation Committees conferred frequently on an informal basis.

        The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and consultants of DOR. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Dr. Rubin and Mr. Kanzer served on the Compensation Committee, with Dr. Rubin as the Chairman, during 2001. Effective December 5, 2001, Mr. Rico, Dr. Tempero and Dr. Rubin were selected as the new Compensation Committee members, with Mr. Rico serving as Chairman. The Compensation Committee held two meetings during fiscal year 2001.

        The Executive Committee of the Board of Directors acted on the matters referred to it by the full Board of Directors. Dr. Tempero, the Chairman of the Executive Committee, Mr. Thornton and Mr. Rosen were the Executive Committee members during 2001. The Executive Committee held two meetings during fiscal year 2001. Effective December 5, 2001, the Executive Committee was dissolved.

        The SM&A Committee of the Board of Directors acted on any matters referred to it by the full Board of Directors related to current or potential mergers or acquisitions. Dr. Tempero, the Chairman of the SM&A Committee, Richard Dunning and Dr. Rubin were the members of the M&A Committee during 2001. The SM&A Committee held 10 meetings during fiscal year 2001. Effective December 5, 2001, the Strategy, Merger and Acquisition Committee was dissolved.

        The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. Mr. Dunning, Chairman of the Audit Committee, and Mr. Kanzer are currently the Audit Committee members. Dr. Shaw served on the Audit Committee from May 17, 2000 until November 29, 2001 and was replaced by Mr. Kanzer effective December 5, 2001. The Audit Committee held four meetings during fiscal year 2001. Mr. Dunning and Mr. Kanzer are independent as defined by Section 121(A) of the American Stock Exchange's listing standards.

        The Governance Committee of the Board of Directors sets out the basic principles of how the Company is managed and sets the framework for the operations of the Board. Best Corporate Governing practices, such as the establishing and review of committees, annual review of director performance and disclosure of information to shareholders are under the jurisdiction of the committee. In addition, the committee recommends to the the board nominess for election as directors. The committee was established on December 5, 2001 with Mr. Kliem and Mr. Thornton as committee members; Mr. Kliem is the chairman.

Report of the Audit Committee of the Board of Directors

        The Audit Committee assists the Board of Directors in overseeing the Company's financial reporting process. Management, however, has the primary responsibility for the financial reporting process, including the systems of internal controls, and management, not the Audit Committee, has the responsibility to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for the audits. However, the responsibility to plan and conduct the audits is the duty of the independent auditors, not the Audit Committee. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

  THE AUDIT COMMITTEE MEMBERS

  Richard Dunning, Chairman
  Steve H. Kanzer

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, the Audit Committee Report and reference to the independence of the Audit Committee members are not deemed filed with the SEC and are not deemed incorporated by reference into any of those prior or future filings.

Director Compensation

        See "DOR BioPharma Management and Executive Compensation."

Management and Executive Compensation

        The following table sets forth information concerning the compensation paid during the Company's fiscal years ended December 31, 2001, 2000 and 1999 to its Chief Executive Officer and its four other executive officers as of December 31, 2001 (one of whom served as Chief Executive Officer until November 29, 2001), collectively referred to as the Named Executive Officers.

Summary Compensation Table

					Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position					Securities Underlying Options (#)	All Other Compensation($)
	Year	Salary($)	Bonus($)
Dr. Colin Bier Chairman and Chief Executive Officer(1)	12/31/01	24,863	—		700,000	—
Michael S. Rosen President, Chief Operating Officer(2)	12/31/01 12/31/00 12/31/99	254,600 249,600 249,600	25,000 25,000 12,500		160,000 — —	5,670 3,340 6,997	(3) (3) (3)
Panos Constantinides Vice President of Research and Development(4)	12/31/01	163,000	—		60,000	—
John McCracken Vice President of Business Development(5)	12/31/01	147,900	—		100,000	—
Steve J. Koulogeorge Controller and Treasurer(6)	12/31/01 12/31/00	102,800 29,886	— 3,675	(2)	15,000 15,000	— —

(1)
Dr. Bier joined the Company on November 29, 2001.

(2)
Mr. Rosen served as Chief Executive Officer of the Company until November 29, 2001.

(3)
Life insurance premiums incurred and paid during the period.

(4)
Mr. Constantinides joined the Company on January 12, 2001.

(5)
Mr. McCracken joined the Company on February 26, 2001.

(6)
Mr. Koulogeorge joined the Company on September 25, 2000.

        The following table contains information concerning options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. No SARs were granted during 2001.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/share)(2)	Expiration Date
Colin Bier(3)	713,572	36%	0.90	11/29/11
Michael S. Rosen(4)	160,000	8%	0.90	10/29/11
Panos P. Constantinides(5)	60,000	3%	1.50	1/04/11
John McCracken(6)	100,000	5%	1.25	2/21/11
Steve J. Koulogeorge	15,000	1%	1.25	2/21/11

(1)
Based on an aggregate of 1,988,542 options granted to employees and non-employee Board members in the fiscal year ended December 31, 2001, including options granted to the Named Executive Officers.

(2)
The exercise price of each grant is equal to the fair market value of the Company, Inc.'s common stock on the date of the grant.

(3)
Dr. Bier's options vest as follows: 200,000 vesting immediately, 175,000 vesting annually on each of the first two anniversaries of the grant date and 150,000 vesting on the third anniversary of the grant date.

(4)
Mr. Rosen's options vest as follows: 45,000 vesting immediately, 40,000 vesting annually on each of the first two anniversaries of the grant dates and 35,000 vesting on the third anniversary of the grant date.

(5)
Mr. Constantinides options vest 25% annually on each of the first four anniversaries of the grant date.

(6)
Mr. McCracken's options vest as follow: 18,750 vesting annually on each of the first four anniversaries of the grant date and the remaining 25% vesting upon completion of certain milestones.

        The following table sets forth certain information concerning stock options held as of December 31, 2001 by each of the Named Executive Officers: None of the Named Executive Officers exercised any options during 2001. There were no SARs exercised in, or outstanding at the end of, 2001.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at 12/31/01 (#)	Value of Unexercised In-the-Money Options at 12/31/01 ($)(1)
Name
	Exercisable/Unexercisable	Exercisable/Unexercisable
Colin Bier	213,572/500,000	29,936/65,000
Michael S. Rosen	720,000/126,250	5,200/15,600
Panos P. Constantinides	15,000/45,000	0/0
John McCracken	75,000/25,000	0/0
Steve J. Koulogeorge	10,500/18,500	0/0

(1)
Based on the difference between the closing price on December 31, 2001 of $1.03, as reported on the American Stock Exchange, and the exercise price of outstanding options.

Compensation of Directors

        Cash Compensation.    During 2001, directors received a $2,000 fee for attending quarterly meetings of the Board of Directors in person and $500 for telephonic attendance at such meetings and for attendance at committee meetings. Effective December 5, 2001, the fee structure was amended to a $1,000 fee for attending quarterly meetings and $250 for telephonic attendance of board meetings and for attendance at committee meetings. Directors are also reimbursed for travel expenses incurred in connection with performing their duties as directors of the Company.

        Director Fee Option Grant Program.    Each non-employee director has the right to apply all or a portion of his annual cash retainer fee to the acquisition of a special option grant under the Director Fee Option Grant Program pursuant to the Company's Amended and Restated 1995 Omnibus Incentive Plan. The grant is automatically be made on the first trading day in January following the filing of the stock-in-lieu-of-cash election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of shares subject to the option is determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) equals the portion of the retainer fee invested in that option. The option becomes exercisable for 50% of the option shares upon the director's completion of six months of Board service in the calendar year in which the option is granted. The option becomes exercisable for the balance of the option shares exercisable in six successive equal monthly installments upon the director's completion of each additional month of Board service during that calendar year. The option remains exercisable until the earlier of (1) the expiration of the ten-year option term or (2) the end of the three-year period measured from the date of the director's cessation of Board service. The option will become immediately exercisable in its entirety should the director die or become permanently disabled while a Board member. In addition, upon the successful completion of a hostile takeover, each option may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the takeover price per share over (b) the exercise price payable for such share.

        Automatic Option Grant Program.    As amended by stockholder approval at the Company's November 29, 2001 annual meeting, each non-employee director automatically receives a fully vested option to purchase 50,000 shares of the Company's common stock at the commencement of Board service. In addition, on the date of each annual meeting of the DOR stockholders, each non-employee director who continues to serve on the Board is automatically granted an option to purchase an additional 10,000 shares of common stock. Each 10,000 share option granted under the Automatic Option Grant Program is immediately exercisable for any or all of the option shares. However, any shares purchased under the option are subject to repurchase by the Company, at the exercise price paid per share, upon the director's cessation of Board service prior to completion of one year of Board service measured from the option grant date. The exercise price per share of each option granted under the Automatic Option Grant Program equals the fair market value per share of common stock on the date of grant. Under the Automatic Option Grant Program, both Guy Rico and Peter Kleim received an option to purchase 50,000 shares on December 5, 2001, the date of their appointment to the Board.

        Discretionary Option Grants.    On February 21, 2001, the Board granted a fully vested option to purchase 50,000 shares of the Company's common stock to each of the persons who were then non-employee Board members. These options vested immediately and have a term of ten years. Any shares purchased under the option are subject to repurchase by the Company, at the exercise price paid per share upon the optionees cessation of service. The terms on which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the option plan administrator and set forth in a document evidencing such repurchase rights.

        Consulting Agreement with Chairman.    On May 17, 2000, the Company entered into a consulting agreement with Dr. Kenneth Tempero, as an independent consultant, to provide, on a non-exclusive basis, assistance and advice to the Company regarding its business, licensing opportunities, corporate partnering activities and research and development activities. The term of the consulting agreement ended upon the first meeting of the Board after the 2001 annual meeting of the Company's stockholders. Dr. Tempero was the Chairman of the Board of Directors until December 5, 2001. Pursuant to his consulting agreement, Dr. Tempero was entitled to receive compensation of $5,600 per month in exchange for rendering 32 hours per month of consulting services to the Company. For all time in excess of 32 hours per month, Dr. Tempero was compensated at a rate of $215 per hour. Pursuant to his consulting agreement, Dr. Tempero also received an option to purchase up to 12,000 shares of common stock at an exercise price of $3.25 per share, of which options to purchase 3,000 shares of common stock vested every quarter after the date of the consulting agreement. The Company also agreed to pay up to $10,606 annually of Dr. Tempero's healthcare costs. Pursuant to his consulting agreement, Dr. Tempero received payments from the Company totaling $197,846 during the fiscal year ended December 31, 2001.

Employment Contracts and Termination of Employment and Change in Control Arrangements

        In November of 2001, the Company entered into an employment agreement with Dr. Colin Bier to serve as the Chairman and Chief Executive Officer. Dr. Bier's employment commenced November 29, 2001 and the agreement terminates on November 29, 2004. Pursuant to his employment agreement, Dr. Bier is entitled to receive (1) an annual base salary of $275,000 and (2) an annual bonus of up to 50% of his annual base salary upon achieving certain milestones. Pursuant to his employment agreement, Dr. Bier also received an option to purchase up to 700,000 shares of common stock at an exercise price of $0.90 per share that vest in the amounts of 200,000 option shares on the grant date, 175,000 option shares on each of the first two anniversary dates and 150,000 option shares on the third anniversary date. the Company must also maintain medical, long-term disability and life insurance with coverage of up to $1,000,000 for Dr. Bier. In the event Dr. Bier is terminated other than for cause or if he terminates his employment for good reason within 12 months of a change of control of the Company, Dr. Bier is entitled to receive (1) for a period of six months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment, (2) his benefits for continuation of medical coverage through COBRA, at the Company's expense until other coverage is obtained (the "benefits period"), and (3) during the benefits period, a monthly cash payment equal to the Company's cost of providing an individual policy for term life and group disability coverage for Dr. Bier on the terms existing at the time of termination, plus (during the severance period only) a"gross up" payment in the amount to make the transaction "tax neutral" to Dr. Bier. In addition, any unvested standard options granted to Dr. Bier will vest, at the discretion of the Board of Directors, and Dr. Bier will have one year from the date of termination to exercise his options.

        In October 2001, the Company entered into an employment agreement with Michael Rosen to serve the Company in the capacity of President and Chief Operating Officer, superceding a previous employment agreement between Mr. Rosen and the Company. Mr. Rosen's new employment contract became effective November 29, 2001. Pursuant to this employment agreement, Mr. Rosen is entitled to receive (1) an annual base salary of $254,600 and (2) an annual bonus of up to 50% of his annual base salary upon achieving certain milestones (3) an option to purchase up to 160,000 shares of the Company's common stock at an exercise price of 1.25 per share that vests in the amounts of 45,000 option shares on the grant date, 40,000 option shares on each of the first two anniversary dates and 35,000 option shares on the third anniversary date. DOR must also maintain medical, long-term disability and life insurance with coverage of up to $1,000,000 for Mr. Rosen. Additionally, if Mr. Rosen remains employed by the Company for 180 days or more after the merger with CTD, he is entitled to receive a one-time special "merger integration and stay bonus" of 15% of his annual base salary. If Mr. Rosen remains employed by DOR for one year or more beyond the CTD deal, he is entitled an additional 10% of his base salary. In the event Mr. Rosen's employment is terminated other than for cause, which includes a change of control, or if Mr. Rosen terminates for good reason, including a material reduction in his duties or responsibilities, then (1) Mr. Rosen will be entitled to receive his base salary and a prorated bonus for a period of six months and for a subsequent six month period, subject to reduction during the subsequent period for earnings from other employment, (2) Mr. Rosen will be entitled to receive his benefits for those periods until other coverage is obtained, (3) any unvested standard options granted to Mr. Rosen will vest, and (4) Mr. Rosen will have one year from the date of termination to exercise his options. Mr. Rosen will also receive cash payments equal to the cost to the Company of providing him with life and disability insurance for six months following the initial six-month period.

        On September 19, 2000, the Company entered into an employment agreement with Steve J. Koulogeorge to serve as the Assistant Treasurer and Controller. Mr. Koulogeorge's employment commenced on September 25, 2000 and the agreement terminates on September 24, 2004. Pursuant to his employment agreement, Mr. Koulogeorge is entitled to receive (1) an annual base salary of $102,480 and (2) an annual bonus of up to 15% of his annual base salary at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Koulogeorge also received an option to purchase up to 15,000 shares of common stock at an exercise price of $2.3125 per share which vests in four equal annual installments beginning on September 28, 2001. In the event Mr. Koulogeorge is terminated other than for cause or if he terminates his employment for good reason within four months of a change of control of the Company, Mr. Koulogeorge is entitled to receive for a period four months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment.

        On January 4, 2001, the Company entered into an employment agreement with Panayiotis P. Constantinides to serve as the Vice President of Research and Development. Mr. Constantinides' employment commenced January 12, 2001 and the agreement terminates on January 11, 2004. Pursuant to his employment agreement, Mr. Constantinides is entitled to receive (1) an annual base salary of $170,000 and (2) an annual bonus of up to 30% of his annual base salary at the discretion of the Company's Chief Operating Officer and Board of Directo rs. Pursuant to his employment agreement,

Mr. Constantinides also received an option to purchase up to 60,000 shares of common stock at an exercise price of $1.50 per share which vests in equal annual installments on each of the first four anniversary dates of his employment agreement. In the event Mr. Constantinides is terminated other than for cause or if he terminates his employment for good reason within 12 months of a change of control of the Company, Mr. Constantinides is entitled to receive for a period of six months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment.

        On February 12, 2001, Endorex entered into an employment agreement with John McCracken to serve as Vice President of Business Development. Mr. McCracken's employment commenced February 26, 2001 and the agreement terminates on February 25, 2005. Pursuant to his employment agreement, Mr. McCracken is entitled to receive (1) an annual base salary of $175,000 and (2) an annual bonus of up to 35% of his annual base salary at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. McCracken also received an option to purchase up to 100,000 shares of common stock at an exercise price of $1.25 per share. The option vests with respect to 75,000 option shares of common stock in equal installments of 18,750 on each of the first four anniversary dates of Mr. McCracken's employment agreement and with respect to the remaining 25,000 option shares upon meeting certain milestones. Upon receipt by the Company of at least $2,000,000 in revenue or income from business development activities, Mr. McCracken's base annual salary increases by $20,000. In the event Mr. McCracken is terminated other than for cause, Mr. McCracken is entitled to receive for a period of seven months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment. In the event Mr. McCracken terminates his employment for good reason within six months of a change of control of the Company, Mr. McCracken is entitled to receive for a period six months his base monthly salary and any unpaid bonus, subject to set off for amounts earned from alternative employment.

Certain Relationships and Related Transactions

        The Company and its management and security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. As a general rule, the Company has not retained an independent third party to evaluate these transactions, and there has been no independent committee of its Board of Directors to evaluate these transactions. Notwithstanding this fact, the Company believes that the terms and conditions of these transactions, including the fees or other amounts paid by it, took into account transactions of a similar nature entered into by the Company with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance, however, that the Company could not have obtained more favorable terms from an unaffiliated third party.

        On June 13, 1996, Dominion Resources, Inc. entered into an agreement with The Aries Fund and the Aries Domestic Fund, L.P., collectively referred to herein as the Aries Funds, with the Company as a party to the agreement, whereby the Aries Funds purchased an aggregate of 266,667 shares of the Company's common stock from Dominion Resources. As part of the transaction, Dominion Resources transferred to the Aries Funds certain of its rights under an existing agreement with the Company, including the right to designate one of the directors of the Company and the right to have the shares registered under the Securities Act. Upon completion of the transaction, Steven H. Kanzer was elected to the Board of Directors as a designee of the Aries Funds. On June 26, 1996, the Aries Funds purchased from the Company an additional 333,334 shares of common stock. The purchase agreements relating to such shares contains various representations and warranties concerning the Company and its activities and also various affirmations and negative covenants. The agreements grant to the Aries Funds the right to have the shares registered under the Securities Act and restrict the Company from entering into mergers, acquisitions, or sales of the Company's assets without the prior approval of the Aries Funds and the Aries Fund nominee on the Board. In 2001, the Aries Funds transferred the shares of the Company's common stock and the rights under the purchase agreements to Aries Select, Ltd. and Aries Select I LLC. Aries Select, Ltd. and Aries Select I LLC each beneficially own in excess of 5% of the Company's common stock, based upon the shares of common stock and shares of common stock issuable upon exercise of warrants beneficially owned by each of them.

        In connection with a credit agreement entered into by the Company and the Aries Funds on May 19,1997, the Company issued to the Aries Funds warrants to purchase an aggregate of 66,668 shares of common stock. Paramount Capital Asset Management, Inc., or PCAM, is the investment manager of the Aries Funds and the general partner of the Aries Domestic Fund, L.P. In 2001, the Aries Funds transferred their Company warrants to Aries Select, Ltd. and Aries Select I LLC, both of which are affiliates of PCAM, Paramount Capital, Inc., or Paramount, and Lindsay Rosenwald, M.D. Dr. Rosenwald is the President and sole stockholder of PCAM and Paramount. PCAM and Dr. Rosenwald each beneficially own in excess of 5% of the Company's outstanding common stock, based upon the shares of common stock and shares of common stock issuable upon exercise of warrants beneficially owned by each of them

        On January 21, 1998, the Company established a joint venture, InnoVaccines Corporation, with Elan Corporation, PLC for the exclusive research, development and commercialization of oral and mucosal prophylactic and therapeutic vaccines. As part of the transaction, Elan International Services, Ltd., or, Elan International, a wholly owned subsidiary of Elan, made a $2.0 million investment in the Company by purchasing 307,692 shares of common stock and warrants to acquire 230,770 shares of common stock.

        In addition, in connection with the joint venture and the execution of a license agreement, the Company issued $8.0 million of Series B preferred stock to Elan International. Upon completion of the transaction, Steven Thornton was elected to the Board of Directors as a designee of Elan International. As of December 31, 2001, Elan has paid approximately $1,788,580 of the Company's funding obligations for InnoVaccines. Based upon the shares of common stock and shares of common stock issuable upon conversion of the Series B preferred stock and Series C preferred stock beneficially owned, Elan International beneficially owns in excess of 5% of the common stock of the Company.

        On October 21, 1998, the Company established a second joint venture, Endorex Newco, Ltd., with Elan for the exclusive research, development and commercialization of the MEDIPAD®'s disposable drug delivery system for an iron chelation therapy. In connection with the joint venture and the execution of a license agreement, the Company issued $8.4 million of Series C preferred stock to Elan International.

        Pursuant to a Financial Advisory Agreement dated as of October 18, 2001 between Paramount and the Company, Paramount provided to the Company financial advisory services regarding the merger between the Company and CTD. Paramount received as compensation for these services, options to purchase 46,000 shares of the Company's common stock at an exercise price of 1.25 per share. These options vested immediately upon issuance and expire on February 21, 2011. Additionally on November 29, 2001, the closing date of the CTD merger, the Company issued Paramount additional "success fee" options to purchase 54,000 shares of the Company's common stock at an exercise price of $0.90 per share. These options vested immediately upon issuance and expire on November 29, 2011.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The table below sets forth information regarding the beneficial ownership of the Company's common stock and Series B preferred stock as of March 25, 2002, by the following individuals or groups:

  •
  each person or entity who is known by the Company to own beneficially more than 5.0% of the Company's outstanding common stock or Series B preferred stock;

  •
  each of the Named Executive Officers;

  •
  each of the Company's directors and nominees for director; and

  •
  all of the Company's directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of the Company's common stock that are subject to warrants, options or other convertible securities that are presently exercisable or exercisable within 60 days of March 25, 2002 are deemed to be outstanding and beneficially owned by the person holding the warrants or stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares shown below, and the address of each of the Named Executive Officers and directors is c/o

DOR BioPharma, Inc., 28101 Ballard, Lake Forest, IL 60045. As of March 25, 2002, the Company had 20,825,710 shares of common stock outstanding.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class	Series B Convertible Preferred Stock Beneficially Owned	Percent of Class
Aries Select, Ltd.(1) c/o Paramount Capital Asset Management, Inc. 787 Seventh Avenue New York, NY 10019	2,369,986	11.30%	—	—
Nomura Bank Kasamaristrasse I CH 8021 Zurich, Switzerland	1,390,358	6.68%	—	—
TVM Techno Venture Management 101 Arch Street Suite 1950 Boston, MA 02110	1,286,997	6.18%	—	—
Aries Select I LLC(2) c/o Paramount Capital Asset Management, Inc. 787 Seventh Avenue New York, NY 10019	1,076,081	5.15%	—	—
Elan International Services, Ltd.(3) 102 St. James Court Flatts Smith, SL 04 Bermuda	3,186,591	14.15%	108,442	100%
Lindsay A. Rosenwald, M.D.(4) 787 Seventh Avenue, New York, NY 10019	5,737,844	25.41%	—	—
Paramount Capital Asset Management, Inc.(5) 787 Seventh Avenue, New York, NY 10019	4,058,024	19.27%	—	—
Colin Bier (6)	217,072	1.03%	—	—
Richard Dunning(7)	104,000	*	—	—
Steve H. Kanzer(6)	797,056	3.75%	—	—
Peter Kliem(6)	83,572	*	—	—
Steve Koulogeorge(6)	13,500	*	—	—
John McCracken(7)	75,000	*	—	—
Guy Rico(7)	—	—	—	—
Michael S. Rosen(6)	721,510	3.35%	—	—
Paul Rubin(7)	104,000	*	—	—
H. Lawrence Shaw(7)	104,000	*	—	—
Kenneth Tempero(7)	153,000	1.22%	—	—
Steven Thornton(7)	85,500	*	—	—
All directors and officers as a group (12 persons)(8)	2,406,526	12.18%	—	—

*
Represents less than 1% of outstanding common stock or voting power.

(1)
Number of shares beneficially owned includes 23,334 shares of common stock issuable upon exercise of warrants exercisable until May 19, 2002, and 56,533 shares of common stock issuable upon exercise of warrants exercisable until April 16, 2003.

(2)
Number of shares beneficially owned includes 43,334 shares of common stock issuable upon exercise of warrants exercisable until May 19, 2002, and 112,159 shares of common stock issuable upon exercise of warrants exercisable until April 16, 2003.

(3)
Number of shares beneficially owned includes 1,469,404 shares of common stock issuable upon conversion of Series B preferred stock, 1,178,725 shares of common stock issuable upon conversion of Series C preferred stock and 230,770 shares of common stock issuable upon exercise of warrants exercisable until January 21, 2004.

(4)
Lindsay A. Rosenwald, M.D., is the Chairman and sole stockholder of Paramount Capital Asset Management, Inc. ("PCAM"). PCAM is the investment manager of Aries Select, Ltd and is the managing member of Aries Select I LLC. Dr. Rosenwald and PCAM share the power to vote and/or dispose of the shares held by Aries Select, Ltd. and Aries Select I LLC. The securities beneficially owned by Dr. Rosenwald include 1,434,032 shares of common stock issuable upon exercise of warrants exercisable until April 16, 2003, 2,369,986 shares beneficially owned by Aries Select I LLC, 1,076,081 shares beneficially owned by Aries Select, Ltd. and 20,284 shares beneficially owned by Aries Select II LLC.

(5)
Includes the 2,369,986 shares beneficially owned by Aries Select, Ltd. and the 1,076,081 shares beneficially owned by Aries Select I LLC.

(6)
Consists of stock held and shares issuable upon exercise of options that are exercisable within the 60-day period following March 25, 2002 as follows: Colin Bier 3,500 shares and 708,750 option shares, Steve Kanzer, 380,256 shares and 416,800 option shar es, Peter Kliem, 20,000 shares and 63,573 option shares, Steve Koulogeorge, 3,000 shares and 10,500 option shares, Michael Rosen, 12,760 shares and 708,750 option shares.

(7)
Consists of shares issuable upon exercise of options that are exercisable within the 60-day period following March 25, 2002.

(8)
Includes a total of 2,117,266 shares issuable upon exercise of options which are exercisable within the 60 day period following March 25, 2002.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, or E&Y, independent auditors, as auditors of the Company to serve for the year ending December 31, 2002, subject to the ratification of such appointment by stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the voting power of the shares of the Company's common stock, and series B convertible preferred stock, voting together as a single class, entitled to vote and present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of the auditors. Abstentions will be considered present and entitled to vote with respect to this matter and therefore will have the effect of votes against the proposal. Broker non-votes will not be considered present and entitled to vote with respect to this matter and therefore will have no effect on the voting on the proposal.

        A representative of E&Y is expected to be available at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        On November 2, 2000, the Company engaged E&Y as its independent auditors and dismissed PricewaterhouseCoopers LLP, or PwC. The decision to change independent auditors was recommended and approved by the Audit Committee.

        PwC's reports on the Company's financial statements for the fiscal years ended December 31, 1998 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        In connection with its audits for the fiscal years ended December 31, 1998 and 1999 and through November 2, 2000, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PWC's satisfaction, would have caused them to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

        During the fiscal years ended December 31, 1998 and 1999 and through November 2, 2000 there were no reportable events except that in connection with its review of the June 30, 2000 financial statements, PWC reported a material weakness in the Company's internal control structure relative to the employees' of the Company not having expertise in the area of generally accepted accounting principles and financial reporting procedures. The Company did not have a certified public accountant on its full-time staff at that time. DOR has since hired a certified public accountant to serve as the Company's corporate controller. The Company's management and Audit Committee believe that the concerns expressed by PWC were adequately addressed with the hiring of the certified public accountant as controller. Furthermore, the Company's management and Audit Committee do not believe that the reported material weakness in the Company's internal control structure relative to the employees' of the Company not having expertise in the area of generally accepted accounting principles and financial reporting procedures had an effect on the Company's financial statements.

        Prior to engaging E&Y, the Company did not consult E&Y with respect to the application of accounting principles to a specific completed transaction or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements. The Company provided a copy of PwC's letter reporting the material weakness to E&Y and authorized PWC to respond fully to the inquiries of E&Y regarding the letter.

Recommendation of the Board of Directors

        The Board of Directors recommends that the Company's stockholders vote "FOR" ratification of E&Y as the Company's independent auditors for the year ending December 31, 2002.

Audit Fees

        The aggregate fees for professional services rendered by E&Y and PwC in connection with their audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-KSB and review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-QSB for the fiscal year ended December 31, 2001 were $135,600 and $13,250, respectively.

Financial Information Systems Design and Implementation Fees

        There were no professional services rendered by E&Y or PwC in the fiscal year ended December 31, 2001 relating to financial information systems design and implementation.

All Other Fees

        The aggregate fees for all other services rendered by E&Y during fiscal year ended December 31, 2001 were $37,325 for audit related services and $264,809 for non-audit related services, for a total of $302,134. The aggregate fees for all other services rendered by PwC during fiscal year ended December 31, 2001 were $20,500, all for audit related services. Audit related services consisted of services related to registration statements filed with the SEC. Non-audit services related to the Company's income tax filings, accounting and tax consultations and due diligence services related to the acquisition of Corporate Technology Development.

        The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by E&Y, in addition to their audit services, was compatible with maintaining the independence of E & Y as auditors.

STOCKHOLDER PROPOSALS

        In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 2003 annual meeting of stockholders must be received by the Secretary of the Company no later than December 27, 2002 if such proposals are to be considered for inclusion in the Company's Proxy Statement. If the Company is not notified of a stockholder proposal by March 12, 2003 then the proxy solicited by the Board for the 2003 annual meeting of stockholders will confer discretionary authority to vote on that stockholder proposal.

OTHER MATTERS

        Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

        Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

                      By Order of the Board of Directors

                      Colin Bier
                       Chairman and Chief Executive Officer

Lake Forest, Illinois
April 26, 2002

DOR BIOPHARMA, INC.
28101 Ballard Dr., Suite F, Lake Forest, Illinois 60045
ANNUAL MEETING OF STOCKHOLDERS - May 23, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DOR BIOPHARMA, INC.

        The undersigned hereby appoints Colin Bier, the Chief Executive Officer of Dor BioPharma, Inc, and Steve Koulogeorge, the Treasurer of Dor BioPharma, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock and Series B preferred stock of Dor BioPharma, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders to be held at 10:00 a.m., Central Daylight Time, on May 23, 2002 at The Hilton O'Hare, O'Hare International Airport, Chicago, Illinois, or any adjournment or postponement thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND FOR THE OTHER PROPOSAL SET FORTH ON THE REVERSE SIDE.

        The board of directors recommends you vote 'FOR' the nominees listed on the reverse side of this proxy card for the board of directors and 'FOR' the other proposal set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
DOR BIOPHARMA, INC.

May 23, 2002

/    Please Detach and Mail in the Envelope Provided    /

A	☒	Please mark your votes as in this example.
		FOR all nominees listed at right (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed at right					FOR	AGAINST	ABSTAIN
(1)	To elect nine directors	☐	☐	Nominees:	Colin Bier Richard Dunning Steve H. Kanzer	(2)	To ratify the appointment of Ernst and Young LLP as independent auditors for the year ending December 31, 2002;	☐	☐	☐
	to serve until the next Annual Meeting or until their				Peter Kliem
	respective successors shall have been duly elected and qualified;				Guy Rico Michael S. Rosen	(3)	To transact such other business as may properly come before the Annual Meeting.
To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:					Paul D. Rubin Steve Thornton Kenneth Tempero	PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.M

Signature	Date	, 2002	Signature	Date	, 2002

NOTE:	Please sign exactly as your name appears herein. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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